Member Audio/Web Conference February 27, 2018 Exhibit 99.1

Statements contained in these slides, including statements describing the objectives, projections, estimates, or predictions of the future of the Bank, may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Federal Home Loan Bank of Pittsburgh (the Bank) cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the quarterly Other-Than-Temporary Impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the FHLBank System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology risks; and timing and volume of market activity. We do not undertake to update any forward-looking information. Some of the data set forth herein is unaudited. Cautionary Statement Regarding Forward-Looking Information 2

Financial Highlights – Statement of Income (in millions) 3

Financial Highlights – Selected Balance Sheet (in millions) (in millions) 4

Capital Requirements 5

Member Audio/Web Conference February 27, 2018

Membership Update Kris Williams

2017 Highlights A fantastic year for the co-op – built on member activity $72.5 billion average advances – highest ever $980 million in MPF fundings from our members – highest full-year fundings since 2004 Our business helps your business, and vice versa Cash Dividends + Community Dividends Includes $37.8 million set aside for affordable housing programs – highest ever 8

Our Business Helps Your Business Advances: Term Out Tuesdays Are Back Feb 20 through Mar 27 Terms: 18 months to 30 years Best rates: 9:30 a.m. through noon Allows members to extend liabilities to counterbalance the risk of rising short-term rates Letters of credit for public deposits Widely accepted, safe alternative for securing public deposits Allows members to unencumber securities and optimize liquidity Call your Business Development Manager – or Product Delivery Service Center – 800-288-3400, x 2. Products & Services Advances Mortgage Partnership Finance ® (MPF ® ) Program Bank Services Letters of Credit

Cooperative Ownership: Cash Dividends Return on equity improved significantly over the past five years driven by member activity 2017, 2016 and 2015 results were generated from member activity, whereas 2014 benefited from litigation gains A predictable dividend is important to membership value Activity Membership 10

Cash Dividends: a Business Perspective 35% Increase in your return 27bp Decrease in your all-in cost Example of a $5 million, 1-year advance with a rate of 2.33% and 4.00% capital stock investment 5.00% 6.75% Activity stock annualized 2.33% 12-month interest expense 2.06% 12-month all-in cost Benefit of 27 bps 11

2017 Community Dividends Affordable Housing Program $23.4 million committed Supported more than 1,500 households First Front Door $9.5 million committed to 1,913 homebuyers1 Banking On Business $6 million for 2017 Helped 73 small businesses Retained or created 891 jobs Community Lending Program $1.25 billion revolving pool $195.2 million available 1 $9.5 million includes funds from homebuyer withdraws and partially funded disbursements that are recommitted during the open round Community Investment Products 12 AHP BOB FFD CLP

New Community Dividend in 2018: Grants to combat homelessness Those who are homeless Those at risk for becoming homeless Board commitment: $4.8 million in 2018 Partnering with state housing finance agencies Applications through members Coordination through Continuums of Care 13

Member Audio/Web Conference February 27, 2018